As filed with the Securities and Exchange Commission on July 7, 1997

                                  							REGISTRATION NO. 33-60763


                   SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                         --------------------

                  POST-EFFECTIVE AMENDMENT NO. 1
                         TO FORM S-8

                       --------------------

                  REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933

                       --------------------

                       BGS SYSTEMS, INC.
      (Exact name of Registrant as specified in its charter)

         MASSACHUSETTS					              04-2559993
(State or other                        (I.R.S. Employer
jurisdiction of  		                    Identification No.)
incorporation


      ONE FIRST AVENUE, WALTHAM, MASSACHUSETTS  02254-9111
            (Address of Principal Executive Offices)

                    --------------------

            1995 EMPLOYEE STOCK PURCHASE PLAN
                  (Full title of the Plan)

                     --------------------

                    C. Russel Hansen, Jr.
              Vice President and General Counsel
                      BGS Systems, Inc.
                      One First Avenue
               Waltham, Massachusetts 02254-9111
                       (617) 891-0000
    (Name, address and telephone number of Agent for Service)


                DEREGISTRATION OF SECURITIES


Pursuant to its Registration Statement on Form S-8 (Registration
No. 33-60763) filed with the Securities and Exchange Commission on June 30, 1995, the Registrant registered an aggregate of 60,000 shares of its common stock $0.10 par value ("Common Stock"), to be offered pursuant to the Registrant's 1995 Employee Stock Purchase Plan. The offering of Common Stock registered pursuant to said Registration Statement has been terminated, and the Registrant hereby removes from registration 18,022 shares of Common Stock, representing the shares that were not sold in such offering.


SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 2nd day of July 1997.

BGS SYSTEMS, INC.
 (Registrant)




By: /S/ Harold S. Schwenk, Jr.
___________________________________
    Harold S. Schwenk, Jr.
    Chairman of the Board, President and
    Chief Executive Officer



Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated on this 2nd day of July, 1997.


Signature					                     	Capacity


By:	/S/ Harold S. Schwenk, Jr.      Chairman of the Board
------------------------------      President, and Chief
	Harold S. Schwenk, Jr.			          Executive Officer

By: /S/ Normand Bilodeau
________________________________    Chief Financial Officer
	Normand Bilodeau


By:	/S/ Jeffrey P. Buzen
________________________________	    Director
	Jeffrey P. Buzen


By:	/S/ Paul R. Duncan
_______________________________	     Director
	Paul R. Duncan


By:	/S/ Judith N. Goldberg
________________________________	    Director
	Judith N. Goldberg